Exhibit 99.1

Bazaarvoice, Inc. Announces CEO Succession,

Acquires Longboard Media, Inc. and Announces Guidance

•	Stephen Collins named CEO and President to succeed Brett Hurt; Hurt named Vice Chairman of the Board of Directors

•	Bazaarvoice enters online media by acquiring Longboard Media

•	Guidance updated for the second fiscal quarter of 2013 and fiscal year 2013 and initiated for the third fiscal quarter of 2013

AUSTIN, TX, November 5, 2012 — Bazaarvoice, Inc. (NASDAQ:BV), a leading social software company, today announced that the company’s board of directors has appointed Stephen Collins as its Chief Executive Officer and President and as a member of the board of directors effective immediately. Brett Hurt will continue to serve on the board of directors and has been appointed its Vice Chairman. Collins succeeds co-founder, Hurt, who served as Chief Executive Officer, President and a member of the board of directors since the company’s inception in 2005. Collins will remain as Chief Financial Officer pending the conclusion of a search for his successor.

Collins has served as the company’s Chief Financial Officer since September 2010 and Chief Innovation Officer since January 2012. Prior to Bazaarvoice, he served as Chief Executive Officer and President of Juris, Inc. and as Chief Financial Officer and Chief Information Officer of DoubleClick, Inc. He began his career as an auditor with PricewaterhouseCoopers LLP and, later, held various finance positions with Colgate-Palmolive Company.

“It has been my esteemed privilege to have had the opportunity, along with my co-founder, Brant Barton, to work with all of our clients and employees over the past seven and a half years of the company’s evolution. I am proud to have Stephen succeed me as CEO, and given his vast industry experience am optimistic about the long-term future of our business under his leadership,” said Hurt. “In addition to his oversight of all financial and technology operations, Stephen has been involved in all aspects of the company and an invaluable member of the executive team since he joined Bazaarvoice. I believe that it is the right time to transition the management of the company, and I look forward to continuing to support the company in my new role as Vice Chairman.”

“It is an honor to be named CEO of Bazaarvoice, and I see great opportunities to continue to create value for our clients by putting the customer voice at the center of their businesses,” said Collins. “I am extremely excited to embark upon the next phase of growth.”

Acquisition of Longboard Media

Bazaarvoice today announced that it acquired privately-held Longboard Media, Inc. At the closing, Bazaarvoice paid approximately $26.9 million in cash and issued approximately 0.5 million shares of common stock. At the share price on November 2, 2012, the value of the transaction is approximately $32.7 million. In the event that Longboard Media achieves certain goals with respect to its performance through December 31, 2013, the equityholders of Longboard Media may receive up to an additional $11.0 million in cash.

Founded in 2008 and based in San Francisco, Longboard Media is a full service media management network for retailers, shopping publishers and advertisers. Longboard Media enables retailers to launch and manage on-site advertising solutions and site monetization strategies and enables brands to target consumers across shopping publishers, mobile commerce apps and retailers.

“The acquisition of Longboard Media represents an extension of our overall strategy to build the world’s leading network of retailers, brands and consumers to create the world’s most powerful consumer and business decision engine,” said Stephen Collins, CEO of Bazaarvoice. “In addition to maintaining our leadership within our core word of mouth solutions, Longboard Media facilitates our ability to continue developing network solutions to leverage our consumer audience reach, content and data to create incremental value for our clients.”

Longboard Media currently works with more than 100 brand advertisers reaching more than 100 million monthly unique users and will enable Bazaarvoice to leverage its network of nearly 2,000 clients globally, including over half of the Internet Retailer 500, over 20 percent of the Fortune 500 and, collectively with Longboard Media, over half of the Advertising Age Global 100.

“There exists a paradigm shift in consumer purchase decision making, and the resulting combination of Longboard Media’s shopper marketing and retail media experience with Bazaarvoice’s network of clients makes us well positioned to meet the changing demands of consumers and marketers,” said Jim Barkow, founder and CEO of Longboard Media. “We are incredibly excited to join the Bazaarvoice team. Together, we can match our extensive advertising expertise with Bazaarvoice’s large network of clients.”

Details Regarding the Acquisition of Longboard Media

Pursuant to the definitive agreement, Bazaarvoice acquired Longboard Media through a reverse triangular merger. As a result of the merger, the equityholders of Longboard Media received at the closing approximately $26.9 million in cash and approximately 0.5 million shares of Bazaarvoice common stock. Approximately 0.2 million of these shares are held in escrow as partial security for indemnification obligations of the Longboard Media stockholders. In addition, in the event that Longboard Media achieves certain goals with respect to its performance through December 31, 2013, the equityholders of Longboard Media may receive up to an additional $11.0 million in cash. The definitive agreement contains customary representations and warranties and covenants of Bazaarvoice and Longboard Media, as well as indemnification obligations by the Longboard Media stockholders in the event of a breach of such representations, warranties, covenants and certain specified matters.

Update of Second Fiscal Quarter of 2013 and Fiscal Year 2013 Guidance

For the second fiscal quarter ended October 31, 2012, revenue is now expected to be in the range of $38.4 million to $38.8 million, compared to prior guidance of $38.0 million to $38.5 million. Adjusted EBITDA loss is now expected to be in the range of $3.5 million to $4.5 million, compared to prior guidance of a loss of $6.0 million to $7.0 million.

Excluding any impact from the acquisition of Longboard Media, for the fiscal year ending April 30, 2013, revenue is now expected to be in the range of $156.0 million to $158.0 million, compared to prior guidance of $153.0 million to $156.0 million. Adjusted EBITDA loss is now expected to be in the range of $18.0 million to $19.0 million, compared to prior guidance of a loss of $21.0 million to $22.0 million.

Initiation of Third Fiscal Quarter of 2013 Guidance

Excluding any impact from the acquisition of Longboard Media, for the third fiscal quarter ending January 31, 2013, revenue is expected to be in the range of $40.0 million to $40.5 million. Adjusted EBITDA loss is expected to be in the range of $6.0 million to $7.0 million.

Conference Call

In conjunction with this announcement, Bazaarvoice will host a conference call today, November 5, 2012 at 5:00 p.m. Eastern Time. To access this call, dial (888) 715-1387 from the United States or (913) 312-1480 internationally with conference ID 3974182. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the company’s website, and a telephone replay will be available through November 19, 2012 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 3974182.

About Bazaarvoice

Bazaarvoice, a leading social software company, assists clients in bringing the voice of the customer to the center of business strategy. With nearly 2,000 clients globally, including over half of the Internet Retailer 500, over 20 percent of the Fortune 500 and over one-third of the Fortune 100, Bazaarvoice helps clients to leverage social data derived from online word of mouth content to increase sales, acquire new customers, improve marketing effectiveness, enhance consumer engagement across channels, increase success of new product launches, improve existing products and services, effectively scale customer support, and decrease product returns. This online word of mouth content can be syndicated across Bazaarvoice’s global network of client websites and mobile devices, making the user-generated content that digital consumers trust accessible at multiple points of purchase. Headquartered in Austin, Texas, Bazaarvoice has offices in Amsterdam, London, Munich, New York, Paris, San Francisco, Stockholm and Sydney. For more information, visit www.Bazaarvoice.com, read the blog at www.Bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/Bazaarvoice.

About Longboard Media

Longboard Media is a leading e-commerce digital media company that enables retailers to launch and manage on-site advertising solutions and site monetization strategies. Longboard Media connects brands to consumers with engaging and supportive advertising programs that are relevant to the consumer and retailer. Based in San Francisco, Longboard Media has offices in New York, Chicago and Dallas.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net loss adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), income tax expense, other (income) expense, net and integration and other costs related to acquisitions. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as and in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the company's financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would” and similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenue and financial performance, the ability to continue developing network solutions to leverage our consumer audience reach, content and data to create incremental value for clients, and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to integrate the operations of Longboard Media; our ability to operate in a new and unproven market; our ability to effectively manage growth, especially in light of our announced management changes; our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions; and other risks and potential factors that could affect Bazaarvoice’s business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2012, our Form 10-Q for the fiscal quarter ended July 31, 2012 and Form S-1 as filed with the Securities and Exchange Commission on July 12, 2012. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Bazaarvoice Investor Relations Contact:

Bazaarvoice Investor Relations

Seth Potter

ICR, Inc. on behalf of Bazaarvoice, Inc.

646-277-1230

seth.potter@icrinc.com

Media Contact:

Emily Brady

Brady PR on behalf of Bazaarvoice, Inc.

650-692-6107

emily@bradypr.com